UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)      August 18, 2008
Handleman Company

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806

(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142

(Address of Principal Executive Offices)	(Zip Code)
(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
On August 18, 2008, Handleman Company (“Handleman”) and David Handleman (“Mr. Handleman”) entered into a Settlement and Release Agreement (“Settlement Agreement”) pursuant to which the parties agreed to terminate the Advisory Agreement between Handleman and Mr. Handleman dated August 16, 1989 (“Advisory Agreement”). The Settlement Agreement requires Handleman to pay to Mr. Handleman, within 10 business days of its execution, $550,000 as consideration for Mr. Handleman providing Handleman with a full release of rights to sue pursuant to Advisory Agreement, a covenant not to sue regarding the Advisory Agreement and consent to terminate the Advisory Agreement. The Settlement Agreement also requires Mr. Handleman to return to Handleman the 2007 Mercedes S550v leased by Handleman on Mr. Handleman’s behalf. Mr. Handleman is also required to file with the Circuit Court for the County, State of Michigan a stipulated order of dismissal of the David Handleman v. Handleman Company, Case No. 08-090111-CZ, which was a lawsuit alleging that Handleman breached its contract with Mr. Handleman.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: August 22, 2008	By: Name:	/s/ Rozanne Kokko Rozanne Kokko
	Title:	Sr. Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Name
10.1	Settlement and Release Agreement between Handleman Company and David Handleman dated August 18, 2008